Loar Holdings Inc. announced the completion of its acquisition of LMB Fans & Motors

WHITE PLAINS, NY / ACCESS Newswire / December 26, 2025— Loar Holdings Inc. (NYSE: LOAR) (“Loar,” “we,” “our,” or “the Company”) today announced the completion of its acquisition of LMB Fans & Motors (“LMB”) for €367 million, plus the assumption of debt, paid in cash at closing.

Founded more than 60 years ago, LMB is a global leader in designing and manufacturing customized, high-performance fans and motors. With decades of expertise and nearly 100% of its revenue derived from proprietary designs, LMB offers over 2,000 unique products, including fans, blowers, motors, and specialized rotating machines. Its fans and brushless motors are widely used across aerospace and defense platforms. LMB employs more than 75 team members worldwide, including those at its headquarters and manufacturing facility in Malemort-sur-Corrèze, France.

The transaction was completed following clearance under the French foreign direct investment screening procedure by the Ministry of Economy and Finance. Loar expects LMB to generate approximately $60 million in revenue and $30 million in Adjusted EBITDA for the year ending December 31, 2026.

“We are thrilled to officially welcome LMB to the Loar family,” said Dirkson Charles, CEO and Executive Co-Chairman of Loar’s Board of Directors. “LMB aligns perfectly with our strategy of combining niche and proprietary capabilities to serve both our original equipment and aftermarket customers. We believe LMB’s culture of innovation, combined with Loar’s broader resources, will drive shared growth.”

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today's aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Use of Non-GAAP Information

Adjusted EBITDA is a non-GAAP financial measure provided on a forward-looking basis for LMB and is based on management’s estimates, assumptions and projections. No reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

This non-GAAP financial measure is provided for illustrative purposes only, and is not meant to be considered in isolation from, or as a substitute for, the comparable GAAP measures. There are limitations to non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies. The Company cautions you not to place undue reliance on this non-GAAP financial measure.

Forward Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts, including those that reflect our current views with respect to, among other things, our operations and financial performance. The words "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek," "foreseeable," the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on management's current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management's good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; our ability to effectively integrate the LMB acquisition; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described in Part I, Item 1A of the Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 31, 2025, and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop
Loar Holdings Investor Relations
IR@loargroup.com

SOURCE: Loar Group Inc.